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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 5, 1998

                             ENDOSONICS CORPORATION
             (Exact name of Registrant as specified in its charter)

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
           DELAWARE                             0-19880                         68-0028500
(State or other jurisdiction of         (Commission File Number)             (I.R.S. Employer
incorporation or organization)                                              Identification No.)
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                                2870 KILGORE ROAD
                        RANCHO CORDOVA, CALIFORNIA 95670
               (Address of principal executive offices) (Zip code)


                                 (916) 638-8008
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     (a) On August 5, 1998, EndoSonics Corporation, a Delaware corporation (the "Company") acquired Navius Corporation, a California corporation ("Navius"), by the statutory merger (the "Merger") of Navius with and into Nantucket Acquisition Corporation, a California corporation and wholly-owned subsidiary of the Company ("Merger Sub"). The Merger was accomplished pursuant to the Agreement and Plan of Reorganization, dated as of July 23, 1998, among the Company, Navius and Merger Sub, and a related Agreement and Plan of Merger (collectively, "Merger Agreements"). The Merger occurred following the approval of the Merger Agreements by the shareholders of Navius pursuant to a shareholders' meeting held on July 31, 1998 and satisfaction of certain other closing conditions. As a result of the Merger, the Company became the owner of 100% of the issued and outstanding shares of Navius Common Stock and each outstanding share of Navius Common Stock was converted into approximately 0.248 shares of the Company's Common Stock, approximately $1.59 in cash, and the right to receive certain contingent consideration as set forth in the Merger Agreements (collectively, the "Merger Consideration").

     A total of approximately 1,105,049 shares of the Company's Common Stock and approximately $7,093,768 in cash will be issued to former Navius shareholders in exchange for the acquisition by the Company of all outstanding Navius capital stock. In addition, all unexpired and unexercised options to acquire Navius Common Stock were assumed by the Company and are exercisable for approximately
0.405159 shares of the Company's Common Stock for each share of Navius Common Stock subject to such options immediately prior to the Merger, for a total of approximately 230,715 shares of the Company's Common Stock.

     Under the terms of the Merger Agreements and a related Escrow Agreement dated August 10, 1998, a total of 110,505 shares of the Company's Common Stock and $600,000 in cash will be held in escrow for the purpose of indemnifying the Company against certain liabilities of Navius. Such escrow will expire on April 5, 2000.

     (b) Navius develops and manufactures medical devices for the interventional cardiology market, specializing in angioplasty catheters, stents and radiation catheters used in the treatment of coronary artery disease. The Company intends to continue such business.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Business Acquired.

              It is currently impracticable for the Company to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than October 19, 1998.

         (b)  PRO FORMA FINANCIAL INFORMATION.

              It is currently impracticable for the Company to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than October 19, 1998.

         (c)  Exhibits.

               2.1 Agreement and Plan of Reorganization dated as of July 23, 1998 among the Company, Navius and Merger Sub.

              20.1 Press Release dated July 23, 1998 announcing the execution of the Agreement and Plan Of Reorganization.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ENDOSONICS CORPORATION



Date:  August 20, 1998                 By: /s/ Reinhard J. Warnking
                                           ------------------------
                                           Reinhard J. Warnking
                                           President and Chief Executive Officer



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                                INDEX TO EXHIBITS

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EXHIBIT
NUMBER            DESCRIPTION
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
    2.1           Agreement and Plan of Reorganization dated as of July 23, 1998 among the Company, Navius and Merger Sub.

   20.1 Press Release dated July 23, 1998 announcing the execution of the Agreement and Plan of Reorganization.
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